UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 21, 2019

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company o
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. o

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2019, The Compensation and Benefits Committee of the Board of Directors of The Brink’s Company (the “Company”) terminated the Company’s Executive Incentive Plan (the “Plan”). The Plan was approved by shareholders in May 2017 and was designed to facilitate the tax deductibility of annual incentive awards to executive officers under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). In light of the changes to IRC Section 162(m) under the Tax Cuts and Jobs Act of 2017, the Plan no longer limits the federal income tax deduction for compensation paid under the Plan to executive officers. Beginning with awards for the 2019 fiscal year, annual incentive awards to executive officers will be administered under the Brink’s Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: February 27, 2019	By:	/s/ Ronald J. Domanico Ronald J. Domanico Executive Vice President and Chief Financial Officer